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                                                                   EXHIBIT 11(b)


                     Ballard Spahr Andrews & Ingersoll, LLP
                            300 East Lombard Street
                                   19th Floor
                         Baltimore, Maryland 21202-3268
                                  410-528-5600
                               FAX: 410-528-5650
                            LAWYERS@BALLARDSPAHR.COM



                                 April 14, 1998



Security Capital U.S. Real Estate Shares Incorporated
11 South La Salle Street
Chicago, Illinois 60603

          Re:  Post-Effective Amendment No. 5 to the
               Registration Statement on Form N-1A


Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Amendment No. 5 to the Registration Statement under the caption "Counsel and Independent Accountants." In giving this consent, we do not admit we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                         Very truly yours,


                         /s/ Ballard Spahr Andrews & Ingersoll, LLP